                                  EXHIBIT 10.16

INTER
OFFICE
MEMO

                                                   DATE: November 11, 2002

TO:               Ms. Sharon L. Rodgers

FROM:             Sharon L. Rodgers

         I am pleased to inform you that you have been approved to participate in the management incentive plan for fiscal 2003. You will participate in the plan based on an individual percentage award of 45%.

         For fiscal 2003, 100% of your actual incentive award will be based on achievement of Financial Goals, as set forth below.

                                 Financial Goals

         The Financial Goals for your fiscal 2003 award are as follows:

                        Corporate
                    Operating Earnings
Performance       (Thousands of Dollars)
  Level                 (EBITDAL)
-----------       ----------------------
   25%                   75,000
   50%                   80,000
   75%                   85,000
  100%                   90,000

         100% of your actual incentive award will be based on achievement of Financial Goals. Your actual incentive award will be determined by multiplying your total base salary paid in fiscal 2003 times your individual percentage award times the Performance Level achieved as set forth above and will be calculated by the Company. Any such award will be prorated when the Performance Level achieved falls between the 25% and 100% levels. No incentive award will be paid if the Performance Level is below 25%, and no additional incentive award will be paid for any financial results which exceed the 100% Performance Level.

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         The general guidelines of the plan for fiscal 2003 are as follows:

         1. Operating earnings (EBITDAL) will be defined as reported in the Company's financial statements.

         2. Your actual incentive award will be paid on an annual basis, with payment to be made as soon as practical after the fiscal year audit is completed.

         3. No incentive award will be paid if you are not in the employ of the Company on the last day of the fiscal year (effective date of severance must be after fiscal year end).

         4. In the event you are reassigned or given a new position and responsibilities during the fiscal year (promotion or demotion), payment of the incentive award will be determined on a case-by-case basis. The Company reserves the right to deny payment or to reduce the incentive award in the case of demotions.

         Please indicate your understanding of the plan, the performance goals and your potential incentive award by signing and returning this letter to me. A copy is provided for your personal files.

                                                   _____________________________

SLR/kjw

Acknowledged: ___________________________________

Date:         ___________________________________